UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6303 Waterford District Drive, Suite 215 Miami, Florida 33126	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSPR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2025, Kathryn Arnold, a Class III member of the board of directors of InspireMD, Inc. (the “Board” and the “Company”, respectively), a member of the compensation committee of the Board (the “Compensation Committee”), the nominating and corporate governance committee of the Board (the “Nominating Committee”) and the research and development committee of the Board (the “R&D Committee”), tendered her resignation from the Board, effective December 31, 2025. Ms. Arnold’s resignation from the Board was not due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

In connection with Ms. Arnold’s resignation from the Board, in recognition of the dedicated service of Ms. Arnold to the Company, and notwithstanding the termination of Ms. Arnold’s service, the Compensation Committee approved the acceleration of unvested equity awards held by Ms. Arnold, the extension of the expiration dates of stock option awards held by Ms. Arnold for a period of two years from the effective date of Ms. Arnold’s resignation from the Board, the payment of three additional quarters of Board and Compensation Committee, Nominating Committee and R&D Committee member fees, and the grant of shares of the Company’s common stock and Options, at an exercise price for the Options equal to the closing fair market value of the Company’s common stock on December 30, 2025, in an aggregate amount of approximately $140,000 allocated 75% in common stock and 25% in Options.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date:	December 19, 2025	By:	/s/ Marvin Slosman
		Name:	Marvin Slosman
		Title:	Chief Executive Officer